Exhibit 77(q)

Exhibits

(a)(1)  Establishment and Designation of Shares dated January 23, 2009 regarding the addition of Class S2 shares - Filed as an exhibit to Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N-1A on February 20, 2009 and incorporated herein by reference.

(a)(2)  Unanimous Written Consent regarding fixing the number of Trustees at 10. - Filed herein.

(a)(3)  Certificate of Amendment dated May 1 regarding the removal of the “VP” designation from the names of the - Filed as an exhibit to Post-Effective Amendment No. 40 to the Registrant’s Registration Statement on Form N-1A on April 29, 2009 and incorporated herein by reference.